Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated September 18, 2009 relating to the consolidated financial statements of Northeast Bancorp and Subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    SHATSWELL, MacLEOD & COMPANY, P.C.

        SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

May 28, 2010